Exhibit 10(iii)A(88)

AMENDMENT NO. 3

TO

ACUITY BRANDS, INC.

2002 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended And Restated Effective As Of January 1, 2005)

THIS AMENDMENT made as of this 24th day of October, 2008, by ACUITY BRANDS, INC. (the “Company”);

W I T N E S S E T H:

WHEREAS, the Company established the Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan, which Plan was amended and restated generally effective as of January 1, 2005 (the “Plan”), subject to the transition rules of Section 409A;

WHEREAS, the Company now desires to amend the Plan in the manner hereinafter provided;

NOW, THEREFORE, the Plan is hereby amended, as follows:

1.

Section 1.1(a) is hereby amended by adding the following proviso to the end of the first sentence of the present section:

“; provided, that for Executive Officers who are active employees on January 1, 2009, the monthly benefit payable commencing at Normal Retirement Date shall be an amount equal to the product of 1.8% of the Participant’s Average Annual Compensation multiplied by the Participant’s Years of Credited Service up to a maximum of ten (10) years, divided by twelve (12).”

2.

This Amendment No. 3 shall be effective as of January 1, 2009. Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 3 as of the date first written above.

ACUITY BRANDS, INC.

BY:	/S/ VERNON J. NAGEL
Vernon J. Nagel Chairman, President, and Chief Executive Officer